Exhibit 5.1

August 12, 2005

Auxilium Pharmaceuticals, Inc.

40 Valley Stream Parkway

Malvern, Pennsylvania 19355

RE:	Auxilium Pharmaceuticals, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Auxilium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement of Form S-3 (the “Registration Statement”) for filing with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder.

The Registration Statement relates to 10,303,483 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), including 8,242,796 shares of common stock currently outstanding and held by the selling stockholders identified in the Registration Statement (the “Common Shares”), and 2,060,687 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants held by such selling stockholders (the “Warrants”). In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Fifth Restated Certificate of Incorporation and the Company’s Bylaws, each as amended to date, the Warrants, resolutions adopted by the board of directors and committees thereof and such other documents, and have made such inquiries of the Company’s officer’s, as we have deemed appropriate for purposes of the opinion set forth herein. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Common Shares have been duly authorized, validly issued, fully paid and non-accessable, and that the Warrant Shares are duly authorized and, when issued in accordance with the terms of the underlying warrants, will be validly issued, fully paid and non-accessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP